As filed with the Securities and Exchange Commission on October 24, 2007
Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Innuity, Inc.
(Name of small business issuer in its charter)

Utah	97-0370820
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
8644 154th Avenue NE
Redmond, WA 98052
(Address of Registrant’s Principal Executive Offices, including Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
INNUITY, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN
(Full Title of the Plan)

Linden N. Barney
Chief Financial Officer
Innuity, Inc.
8644 154th Avenue NE
Redmond, WA 98052
(425) 497-9909
(Name, Address, and Telephone Number,
Including Area Code, of Agent for Service)

Please send copies of all communications to:
W. Michael Hutchings
Kristi L. Darnell-Weichelt
DLA Piper US LLP
701 Fifth Avenue, Suite 7000
Seattle, Washington 98104
(206) 839-4800

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be registered	Registered[1]	Per Share[2]	Offering Price[2]	Fee
Common Stock, $0.00025 par value	2,000,000 shares	$0.30	$600,000	$18.42

[1]	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction, plus an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan or plans described herein.

[2]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for the shares of Company common stock are calculated based on the average of the high and low sale price of the Company’s common stock as reported on October 22, 2007 on the OTC Bulletin Board.

REGISTRATION OF ADDITIONAL SECURITIES
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.2

REGISTRATION OF ADDITIONAL SECURITIES
     The Registrant is filing this Registration Statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 2,000,000 additional shares of Common Stock for issuance pursuant to the terms of the Innuity, Inc. 1999 Amended and Restated Stock Option Plan. The contents of the original Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 11, 2006, in connection with such plan (Registration No. 333-134010) are incorporated herein by reference.
EXHIBITS

5.1	Opinion of DLA Piper US LLP regarding legality of securities being registered

10.1	Innuity, Inc. 1999 Amended and Restated Stock Option Plan with form of Option for Purchase of Stock and form of Terms and Conditions of Option Grant (Incorporated by reference from Exhibit 10.1 to the Registrant’s Form 10-KSB filed on March 23, 2006).

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)

23.2	Consent of Hansen, Barnett & Maxwell, P.C., Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page to this registration statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on October 24, 2007.

INNUITY, INC.
By:	/s/ LINDEN N. BARNEY
Linden N. Barney
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints John R. Wall and Linden N. Barney, or either of them, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including post-effective amendments and any and all new registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.
     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date stated.

Signature	Title	Date
/s/ John R. Wall
John R. Wall	Chairman and Chief Executive Officer (Principal Executive Officer)	October 24, 2007
/s/ John R. Dennis
John R. Dennis	President and Director	October 24, 2007
/s/ Linden N. Barney
Linden N. Barney	Chief Financial Officer (Principal Financial and Accounting Officer)	October 24, 2007
/s/ Keith A. Cannon
Keith A. Cannon	Director	October 24, 2007
/s/ Harold H. Kawaguchi
Harold H. Kawaguchi	Director	October 24, 2007
/s/ Marvin A. Mall
Marvin A. Mall	Director	October 24, 2007

Signature	Title	Date
/s/ Greg M. Stevenson
Greg M. Stevenson	Director	October 24, 2007

EXHIBIT INDEX

5.1	Opinion of DLA Piper US LLP regarding legality of securities being registered

10.1	Innuity, Inc. 1999 Amended and Restated Stock Option Plan with form of Option for Purchase of Stock and form of Terms and Conditions of Option Grant (Incorporated by reference from Exhibit 10.1 to the Registrant’s Form 10-KSB filed on March 23, 2006).

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)

23.2	Consent of Hansen, Barnett & Maxwell, P.C., Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page to this registration statement)